TIMKEN

Timken Reports Record First-Quarter 2022 Results

•Record sales of $1.125 billion, up approximately 10 percent from last year
•Record first-quarter earnings per diluted share of $1.56 on a GAAP basis, with all-time record quarterly adjusted EPS of $1.61
•Repurchased 1.5 million shares during the quarter
•Maintains earnings outlook; expects 2022 GAAP earnings per diluted share of $4.85-5.25, with adjusted EPS of $5.00-5.40

NORTH CANTON, Ohio: May 2, 2022 — The Timken Company (NYSE: TKR; www.timken.com), a global industrial leader in engineered bearings and power transmission products, today reported record first-quarter 2022 sales of $1.125 billion, up 9.7 percent from the same period a year ago. The increase was primarily driven by growth across most end-market sectors led by industrial distribution and off-highway, and the impact of higher pricing, partially offset by unfavorable currency.

Timken posted net income in the first quarter of $118.2 million or a record $1.56 per diluted share. This compares to net income of $113.3 million or $1.47 per diluted share for the same period a year ago. The increase in GAAP net income was primarily driven by the impact of higher volume and favorable price/mix, partially offset by higher operating costs and the net unfavorable impact of special items (detailed in the attached tables), as compared to the year-ago period.

Excluding special items, adjusted net income in the first quarter was $121.7 million or $1.61 per diluted share, a record for any quarter. This compares to adjusted net income of $106.7 million or $1.38 per diluted share for the same period in 2021.

During the quarter, Timken returned $123.5 million of cash to shareholders with the repurchase of 1.5 million shares of company stock, or approximately 2 percent of outstanding shares, and the payment of its 399th consecutive quarterly dividend. The company ended the first quarter with net debt to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) at 1.8 times. Also, among recent developments, the company announced an agreement to acquire Spinea, a technology leader and manufacturer of highly engineered cycloidal reduction gears and actuators, which strengthens Timken’s position in the high-growth robotics and automation space.

“We had an excellent start to the year, reporting record revenue and earnings with strong margin performance,” said Richard G. Kyle, Timken president and chief executive officer. “Our first-quarter results reflect higher customer demand for our differentiated products along with the benefit of recent pricing actions. In addition, our team delivered better operating performance in the quarter, as we improved execution and customer service despite continued challenges across our global supply chain. Our performance demonstrates the resiliency of the company and builds on our track record of delivering strong financial results through industrial cycles and dynamic market conditions.”

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First-Quarter 2022 Segment Results

Process Industries sales of $584.2 million increased 12.2 percent from the same period a year ago. The increase was driven primarily by growth across most sectors led by distribution and general industrial, and the impact of higher pricing, partially offset by lower revenue in the renewable energy sector and unfavorable currency.

EBITDA for the quarter was $155.6 million or 26.6 percent of sales, compared with EBITDA of $131 million or 25.1 percent of sales for the same period a year ago. The increase in EBITDA was driven primarily by the favorable impact of higher volume and price/mix, partially offset by higher operating costs.

Excluding special items (detailed in the attached tables), adjusted EBITDA in the quarter was $158.1 million or 27.1 percent of sales, compared with $135.7 million or 26.0 percent of sales in the first quarter last year.

Mobile Industries sales of $540.4 million increased 7.1 percent compared with the same period a year ago. The increase was driven primarily by higher shipments in the off-highway and rail sectors, and the impact of higher pricing, partially offset by unfavorable currency.

EBITDA for the quarter was $75.1 million or 13.9 percent of sales, compared with EBITDA of $79.6 million or 15.8 percent of sales for the same period a year ago. The decline in EBITDA reflects the impact of significantly higher operating costs and Russia-related charges (described in the attached tables), partially offset by positive price/mix and the favorable impact of higher volume.

Excluding special items (detailed in the attached tables), adjusted EBITDA in the quarter was $79.2 million or 14.7 percent of sales, compared with $80.1 million or 15.9 percent of sales in the first quarter last year.

2022 Outlook

Timken is maintaining its 2022 earnings outlook, with full-year earnings per diluted share in the range of $4.85 to $5.25 on a GAAP basis and adjusted earnings per diluted share in the range of $5.00 to $5.40. The company has modestly adjusted its revenue outlook and now anticipates 2022 revenue to be up approximately 8 percent at the midpoint in total versus 2021, which reflects the impact from suspending operations in Russia as well as an updated estimate for unfavorable currency translation.

“We expect to deliver strong performance with double-digit earnings growth in 2022 driven by robust demand for our products, improved operational execution and price realization,” said Kyle. “The diversity of our product portfolio and market mix position us well to continue capitalizing on strong industrial market demand. And we expect to deliver another record year while further increasing our industrial leadership position by advancing our strategic growth and capital allocation initiatives.”

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Conference Call Information

Timken will host a conference call today at 10 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:	Monday, May 2, 2022
10:00 a.m. Eastern Time
Live Dial-In: 800-458-4121
Or 313-209-6672
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s Q1 Earnings Call
Or Click to Join: https://tmkn.biz/37HiYYV

Conference Call Replay:	Replay Dial-In available through May 16, 2022:
888-203-1112 or 719-457-0820
Replay Passcode: 2919020

Live Webcast:	http://investors.timken.com

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) designs a growing portfolio of engineered bearings and power transmission products. With more than a century of knowledge and innovation, we continuously improve the reliability and efficiency of global machinery and equipment to move the world forward. Timken posted $4.1 billion in sales in 2021 and employs more than 18,000 people globally, operating from 42 countries. Timken is recognized among America’s Most Responsible Companies by Newsweek, the World’s Most Ethical Companies® by Ethisphere and America’s Best Employers, America's Best Employers for New Graduates and America’s Best Employers for Women by Forbes.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading “2022 Outlook," are forward-looking.

The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the first quarter of 2022; the company's ability to respond to the changes in its end markets that could affect demand for the company's products or services; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in material and energy costs; logistical issues associated with port closures or congestion, delays or increased costs; the impact of changes to the company’s accounting methods; political risks associated with government instability; recent world events that have increased the risks posed by international trade disputes, tariffs and sanctions; weakness in global or regional economic conditions and capital markets; the impact of inflation on employee expenses, shipping costs, raw material costs, energy and fuel prices, and other production costs; the company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies, including realizing any accretion, synergies, and expected cashflow generation within expected timeframes

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or at all; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; the introduction of new disruptive technologies; unplanned plant shutdowns; the effects of government-imposed restrictions and commercial requirements meant to address climate change; unanticipated litigation, claims, investigations or assessments; the company’s ability to maintain positive relations with unions and works councils; the company’s ability to compete for skilled labor; negative impacts to the company’s business, results of operations, financial position or liquidity as a result of COVID-19 or other epidemics and associated governmental measures such as restrictions on travel and manufacturing operations; and the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2021, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###
Media Relations:
Scott Schroeder 234.262.6420
scott.schroeder@timken.com

Investor Relations:
Neil Frohnapple 234.262.2310
neil.frohnapple@timken.com

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except share data) (Unaudited)
	Three Months Ended March 31,
	2022	2021
Net sales	$1,124.6	$1,025.4
Cost of products sold	797.2	726.2
Gross Profit	327.4	299.2
Selling, general & administrative expenses	154.1	144.5
Impairment and restructuring charges	1.0	4.0
Operating Income	172.3	150.7
Non-service pension and other postretirement income	1.3	4.0
Other income, net	0.2	1.0
Interest expense, net	(13.7)	(14.4)
Income Before Income Taxes	160.1	141.3
Provision for income taxes	38.2	25.3
Net Income	121.9	116.0
Less: Net income attributable to noncontrolling interest	3.7	2.7
Net Income Attributable to The Timken Company	$118.2	$113.3

Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$1.58	$1.49
Diluted Earnings per share	$1.56	$1.47

Average Shares Outstanding	74,782,153	75,820,157
Average Shares Outstanding - assuming dilution	75,545,665	77,264,641

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended March 31,
(Dollars in millions)	2022	2021

Mobile Industries
Net sales	$540.4	$504.5
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$75.1	$79.6
EBITDA Margin (1)	13.9%	15.8%
Process Industries
Net sales	$584.2	$520.9
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$155.6	$131.0
EBITDA Margin (1)	26.6%	25.1%
Unallocated corporate expense	$(12.9)	$(11.6)
Corporate pension and other postretirement benefit related expense (2)	(2.6)	(0.9)
Acquisition-related gain (3)	—	0.6

Consolidated
Net sales	$1,124.6	$1,025.4
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$215.2	$198.7
EBITDA Margin (1)	19.1%	19.4%

(1) EBITDA is a non-GAAP measure defined as operating income plus other income (expense) and excluding depreciation and amortization. EBITDA Margin is a non-GAAP measure defined as EBITDA as a percentage of net sales. EBITDA and EBITDA Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBITDA and EBITDA Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

(2) Corporate pension and other postretirement benefit related expense primarily represents actuarial (losses) and gains that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial (losses) and gains in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(3) The acquisition-related gain represents a bargain purchase price gain on the acquisition of the assets of Aurora Bearing Company ("Aurora") that closed on November 30, 2020.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$424.5	$257.1
Restricted cash	0.7	0.8
Accounts receivable, net	743.9	626.4
Unbilled receivables	88.5	104.5
Inventories, net	1,112.6	1,042.7
Other current assets	178.1	182.0
Total Current Assets	2,548.3	2,213.5
Property, plant and equipment, net	1,039.9	1,055.3
Operating lease assets	116.7	118.9
Goodwill and other intangible assets	1,659.0	1,691.5
Other assets	94.6	91.5
Total Assets	$5,458.5	$5,170.7
LIABILITIES
Accounts payable	$416.1	$430.0
Short-term debt, including current portion of long-term debt	41.0	53.8
Income taxes	30.0	26.2
Accrued expenses	379.1	386.6
Total Current Liabilities	866.2	896.6
Long-term debt	1,747.2	1,411.1
Accrued pension benefits	156.5	155.6
Accrued postretirement benefits	45.3	45.8
Long-term operating lease liabilities	76.5	77.6
Other non-current liabilities	211.8	206.3
Total Liabilities	3,103.5	2,793.0
EQUITY
The Timken Company shareholders' equity	2,271.1	2,294.9
Noncontrolling interest	83.9	82.8
Total Equity	2,355.0	2,377.7
Total Liabilities and Equity	$5,458.5	$5,170.7

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
(Dollars in millions)	2022	2021
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net Income	$121.9	$116.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41.4	43.0
Stock-based compensation expense	7.1	6.5
Pension and other postretirement benefit expense (income)	1.0	(1.0)
Pension and other postretirement benefit contributions and payments	(5.2)	(2.5)
Changes in operating assets and liabilities:
Accounts receivable	(118.2)	(138.9)
Unbilled receivables	16.1	(2.5)
Inventories	(70.2)	(33.3)
Accounts payable	7.7	19.9
Accrued expenses	(19.5)	17.0
Income taxes	8.1	1.6
Other, net	8.6	5.9
Net Cash (Used in) Provided by Operating Activities	$(1.2)	$31.7
INVESTING ACTIVITIES
Capital expenditures	$(34.3)	$(29.4)
Investments in short-term marketable securities, net	(0.8)	(9.9)
Other, net	0.1	(0.1)
Net Cash Used in Investing Activities	$(35.0)	$(39.4)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(23.5)	$(23.8)
Purchase of treasury shares	(100.0)	(26.3)
Proceeds from exercise of stock options	1.4	14.1
Payments related to tax withholding for stock-based compensation	(7.5)	(17.8)
Net (payments) proceeds from credit facilities	(11.1)	49.7
Net proceeds (payments) on long-term debt	341.6	(2.3)
Other, net	3.8	—
Net Cash Provided by (Used in) Financing Activities	$204.7	$(6.4)
Effect of exchange rate changes on cash	(1.2)	(3.9)
Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	$167.3	$(18.0)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	257.9	321.1
Cash, Cash Equivalents and Restricted Cash at End of Period	$425.2	$303.1

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TIMKEN

Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended March 31,
	2022	EPS	2021	EPS
Net Income Attributable to The Timken Company	$118.2	$1.56	$113.3	$1.47

Adjustments: (1)
Impairment, restructuring and reorganization charges (2)	$1.6		$5.2
Corporate pension and other postretirement benefit related expense (3)	2.6		0.9
Acquisition-related charges (gain) (4)	1.1		(0.8)
Russia-related charges (5)	4.6		—
Noncontrolling interest of above adjustments	(1.3)		0.2
Provision for income taxes (6)	(5.1)		(12.1)
Total Adjustments:	3.5	0.05	(6.6)	(0.09)
Adjusted Net Income Attributable to The Timken Company	$121.7	$1.61	$106.7	$1.38

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives and (iv) related depreciation and amortization. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(3) Corporate pension and other postretirement benefit related expense represents actuarial losses and (gains) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial losses and (gains) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(4) Acquisition-related charges (gain) represent the contingent consideration related to the acquisition of Intelligent Machine Solutions ("iMS") that closed on August 20, 2021, and deal-related expenses associated with completed and certain unsuccessful transactions, as well as any resulting inventory step-up impact. In addition, the 2021 acquisition-related gain includes measurement period adjustments to the bargain purchase gain on the acquisition of the assets of Aurora that closed on November 30, 2020.

(5) Russia-related charges include allowances or impairments recorded against certain trade receivables, inventory and other assets to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. Refer to Russia Operations in Management Discussion and Analysis within the Company's quarterly report on Form 10-Q for additional information.

(6) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBITDA to GAAP Net Income, EBITDA Margin to Net Income as a Percentage of Sales, and EBITDA Margin, After Adjustments, to Net Income as a Percentage of Sales, and EBITDA, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that adjusted EBITDA, adjusted EBITDA margin and EBITDA margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended March 31,
	2022	Percentage to Net Sales	2021	Percentage to Net Sales
Net Income	$121.9	10.8%	$116.0	11.3%

Provision for income taxes	38.2		25.3
Interest expense	14.3		14.9
Interest income	(0.6)		(0.5)
Depreciation and amortization	41.4		43.0
Consolidated EBITDA	$215.2	19.1%	$198.7	19.4%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$1.6		$4.9
Corporate pension and other postretirement benefit related expense (2)	2.6		0.9
Acquisition-related charges (gain) (3)	1.1		(0.8)
Russia-related charges (4)	4.6		—
Total Adjustments	9.9	0.9%	5.0	0.5%
Adjusted EBITDA	$225.1	20.0%	$203.7	19.9%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) Corporate pension and other postretirement benefit related expense represents actuarial losses and (gains) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial losses and (gains) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(3) Acquisition-related charges (gain) represent the contingent consideration related to the acquisition of iMS that closed on August 20, 2021, and deal-related expenses associated with completed and certain unsuccessful transactions, as well as any resulting inventory step-up impact. In addition, the 2021 acquisition-related gain includes measurement period adjustments to the bargain purchase gain on the acquisition of the assets of Aurora that closed on November 30, 2020.

(4) Russia-related charges include allowances or impairments recorded against certain trade receivables, inventory and other assets to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. Refer to Russia Operations in Management Discussion and Analysis within the Company's quarterly report on Form 10-Q for additional information.

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Reconciliation of segment EBITDA Margin, After Adjustments, to segment EBITDA as a Percentage of Sales and segment EBITDA, After Adjustments, to segment EBITDA:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBITDA and adjusted EBITDA margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
	Three Months Ended March 31,
(Dollars in millions)	2022	Percentage to Net Sales	2021	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$75.1	13.9%	$79.6	15.8%
Impairment, restructuring and reorganization charges (1)	1.0		0.3
Acquisition-related charges (2)	—		0.2
Russia-related charges (3)	3.1		—
Adjusted EBITDA	$79.2	14.7%	$80.1	15.9%

Process Industries
	Three Months Ended March 31,
(Dollars in millions)	2022	Percentage to Net Sales	2021	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$155.6	26.6%	$131.0	25.1%
Impairment, restructuring and reorganization charges (1)	0.6		4.6
Acquisition-related charges (2)	0.4		0.1
Russia-related charges (3)	1.5		—
Adjusted EBITDA	$158.1	27.1%	$135.7	26.0%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) The acquisition-related charges represent contingent consideration related to the acquisition of iMS that closed on August 20, 2021 and the inventory step-up impact of the acquisitions.

(3) Russia-related charges include allowances or impairments recorded against certain trade receivables, inventory and other assets to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. Refer to Russia Operations in Management Discussion and Analysis within the Company's quarterly report on Form 10-Q for additional information.

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Reconciliation of Total Debt to Net Debt, the Ratio of Net Debt to Capital, and the Ratio of Net Debt to Adjusted EBITDA:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash and cash equivalents plus total shareholders' equity. Management believes Net Debt, the Ratio of Net Debt to Capital, Adjusted EBITDA (see above), and the Ratio of Net Debt to Adjusted EBITDA are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand. The Company presents net debt to adjusted EBITDA because it believes it is more representative of the Company's financial position as it is reflective of the ability to cover its net debt obligations with results from its core operations.

(Dollars in millions)
	March 31, 2022	December 31, 2021
Short-term debt, including current portion of long-term debt	$41.0	$53.8
Long-term debt	1,747.2	1,411.1
Total Debt	$1,788.2	$1,464.9
Less: Cash and cash equivalents	(424.5)	(257.1)
Net Debt	$1,363.7	$1,207.8

Total Equity	$2,355.0	$2,377.7

Ratio of Net Debt to Capital	36.7%	33.7%

Adjusted EBITDA for the Twelve Months Ended	$739.4	$718.0

Ratio of Net Debt to Adjusted EBITDA	1.8	1.7

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended March 31,
	2022	2021
Net cash (used in) provided by operating activities	$(1.2)	$31.7
Less: capital expenditures	(34.3)	(29.4)
Free cash flow	$(35.5)	$2.3

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Reconciliation of EBITDA, After Adjustments, to GAAP Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that the non-GAAP measure of adjusted EBITDA is useful to investors as it is representative of the Company's core operations and is used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Twelve Months Ended March 31, 2022	Twelve Months Ended December 31, 2021
Net Income	$387.4	$381.5
Provision for income taxes	108.0	95.1
Interest expense	58.2	58.8
Interest income	(2.4)	(2.3)
Depreciation and amortization	166.2	167.8
Consolidated EBITDA	$717.4	$700.9
Adjustments:
Impairment, restructuring and reorganization charges (1)	$11.0	$14.3
Corporate pension and other postretirement benefit related expense (2)	2.0	0.3
Acquisition-related charges (3)	4.2	2.3
Russia-related charges (4)	4.6	—
Tax indemnification and related items	0.2	0.2
Total Adjustments	22.0	17.1
Adjusted EBITDA	$739.4	$718.0

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Corporate pension and other postretirement benefit related expense represents actuarial losses and (gains) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial losses and (gains) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement.

(3) Acquisition-related charges represent contingent consideration related to the acquisition of iMS that closed on August 20, 2021, and deal-related expenses associated with completed and certain unsuccessful transactions, as well as any resulting inventory step-up impact. Also included is the acquisition-related gain related to measurement period adjustments to the bargain purchase gain on the acquisition of the assets of Aurora that closed on November 30, 2020.

(4) Russia-related charges include allowances or impairments recorded against certain trade receivables, inventory and other assets to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. Refer to Russia Operations in Management Discussion and Analysis within the Company's quarterly report on Form 10-Q for additional information.

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TIMKEN

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2022 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$4.85	$5.25

Forecasted Adjustments:
Restructuring and other special items, net (1)	0.15	0.15
Total Adjustments:	$0.15	$0.15
Forecasted full year adjusted diluted earnings per share	$5.00	$5.40

(1) Restructuring and other special items, net do not include the impact of any potential mark-to-market pension and other postretirement remeasurement adjustments, because the amounts will not be known until incurred.

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